As filed with the Securities and Exchange Commission on October 10, 1997

                                                    Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                        Under The Securities Act of l933


                        APPLIED COMPUTER TECHNOLOGY, INC.
               (Exact name of issuer as specified in its charter)



               Colorado                                  84-1164570
        (State or other jurisdiction                 (I.R.S. Employer
          of incorporation or organization)           Identification No.)

               2573 Midpoint Drive
               Fort Collins, CO                             80525
      (Address of Principal Executive Offices)           (Zip Code)

                           Incentive Stock Option Plan
                         Non-Qualified Stock Option Plan
                                Stock Bonus Plan
                          Director's Compensation Plan
                              (Full Title of Plan)

                             Wiley E. Prentice, Jr.
                               2573 Midpoint Drive
                             Fort Collins, CO 80525
                     (Name and address of agent for service)

                                (970) 490-1849
         (Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service to:

                              William T. Hart, Esq.
                                  Hart & Trinen
                             l624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

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                     CALCULATION    OF    REGISTRATION    FEE

                                        Proposed       Proposed
Title of                                Maximum        Maximum
Securities                 Amount       Offering       Aggregate   Amount of
 to be                     to be        Price          offering    Registration
Registered               Registered (1) Per Share (2)  Price       Fee

Common Stock Issuable      600,000        $4.25         $2,550,000         $773
Pursuant to Incentive       Shares
Stock Option Plan

Common Stock Issuable      600,000        $4.25         $2,550,000         $773
Pursuant to Non-Qualified   Shares
Stock Option Plan

Common Stock Issuable      200,000        $4.25           $850,000         $258
Pursuant to Stock           Shares
Bonus Plan

Common Stock Issuable       37,500        $4.25           $159,375          $48
Pursuant to Director's      Shares
Compensation Plan                                       $6,109,375       $1,852



(1) This Registration Statement also covers such additional number of shares, presently indeterminable, as may become issuable under the Plan in the event of stock dividends, stock splits, recapitalizations or other changes in the Common Stock.

(2) Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average bid and asked prices of the Registrant's Common Stock on October 9, 1997.

                        APPLIED COMPUTER TECHNOLOGY, INC.

              Cross Reference Sheet Required Pursuant to Rule 404

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

    (NOTE:    Pursuant to  instructions  to Form S-8, the Prospectus  described
below is not filed                with this Registration Statement.)

Item
 No.          Form S-8 Caption                        Caption in Prospectus

  1.          Plan Information

         (a)  General Plan Information .........   Stock Option and Bonus Plans

         (b)  Securities to be Offered ........    Stock Option and Bonus Plans

         (c)  Employees who may Participate
              in the Plan .....................    Stock Option and Bonus Plans

         (d)  Purchase of Securities Pursuant
              to the Plan and Payment for
              Securities Offered ..............    Stock Option and Bonus Plans

         (e)  Resale Restrictions ..............   Resale   of   Shares   by
                                                   Affiliates

         (f)  Tax Effects of Plan
              Participation ....................   Stock Option and Bonus Plans

         (g)  Investment of Funds ..............  Not Applicable.

         (h)  Withdrawal from the Plan;
              Assignment of Interest ...........   Other Information Regarding
                                                    the Plans

         (i)  Forfeitures and Penalties ........   Other Information Regarding
                                                   the Plans

         (j)  Charges and Deductions and
              Liens Therefore ..................   Other Information Regarding
                                                   the Plans

    2.   Registrant Information and Employee
         Plan Annual Information ............... Available Information,
                                                 Documents Incorporated by
                                                 Reference

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement: Annual Report on Form 10-KSB for the year ending December 31, 1996 and Quarterly Reports on Form 10-QSB for quarters ending March 31,1997 and June 30, 1997. All reports and documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement of which this Prospectus is a part which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part thereof from the date of filing of such reports or documents.

Item 4 - Description of Securities

         Not required.

Item 5 - Interests of Named Experts and Counsel

         Not Applicable.

Item 6 - Indemnification of Directors and Officers

         The Bylaws of the Company provide in substance that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Colorado; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized in the Bylaws.

Item 7 - Exemption from Registration Claimed

         Not applicable.

         In issuing options to the persons listed above the Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 as such shares were issued in a transaction not involving any public offering. All of the persons listed above, at the time of the issuance of the shares, were Company officers, directors, employees or consultants and were fully informed as to the Company's business and affairs. The Company did not pay any commission to any person in connection with the issuance of these shares.

Item 8 - Exhibits

  4    - Instruments Defining Rights of
         Security Holders

    (a) - Common Stock                            Incorporated  by  reference to
                                                  Exhibit 4(a) of the Company's
                                                  Registration Statement on
                                                  Form SB-2, File No. 33-95782-D

   (b) - Incentive Stock Option Plan

   (c) - Non-Qualified Stock Option Plan

   (d) - Stock Bonus Plan

   (e) - Director's Compensation Plan

  5 - Opinion Regarding Legality of
      Securities to be Offered

 l5 - Letter Regarding Unaudited Interim
      Financial Information                      None

 24 - Consent of Independent Public
        Accountants and Attorneys

 25 - Power of Attorney                          Included in the signature page
                                                 of this Registration Statement

 28 - Information from Reports                   None
      furnished to State Insurance
      Regulatory Authorities

 99 - Additional Exhibits
      (Re-Offer Prospectus)                      To be filed by amendment

Item 9 - Undertakings

   (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)  to  include   any   prospectus   required  by  Section
               l0(a)(3) of the Securities Act of l933;

                    (ii) to  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

                    Provided,  however, that paragraphs (a)(l)(i) and (a)(l)(ii)
               will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934

              (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         KNOW  ALL  MEN  BY  THESE  PRESENTS,   that  each  of  the  undersigned
constitutes and appoints Wiley E Prentice, Jr, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on October 9, 1997.

                                  APPLIED COMPUTER TECHNOLOGY INC.


                                  By:/s/ Wiley E. Prentice, Jr.
                                        Wiley E Prentice Jr, President

                                  By:/s/ Daniel Radford
                                        Daniel Radford, Principal Financial
                                        Officer   and   Principal    Accounting
                                        Officer

         Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                     Date

/s/ Wiley E. Prentice, Jr.         Director             October 9, 1997
Wiley E. Prentice, Jr

/s/ Cynthia E. Koehler             Director             October 9, 1997
Cynthia E. Koehler

                                   Director             October 9, 1997
J. Roger Moody





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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                                    EXHIBITS

                        Applied Computer Technology Inc.
                               2573 Midpoint Drive
                             Fort Collins, CO 80525